SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]   Preliminary Proxy Statement            [_]   Confidential, for Use of the
[X]   Definitive Proxy Statement                   Commission Only (as permitted
[_]   Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]   Soliciting Material Pursuant
      to Rule 14a-11(c) or Rule 14a-12

                             SMARTSERV ONLINE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                             SMARTSERV ONLINE, INC.
                                ONE STATION PLACE
                           STAMFORD, CONNECTICUT 06902






                                                              September 18, 1998



TO OUR STOCKHOLDERS:

                  You are cordially invited to attend the Special Meeting of Stockholders of SmartServ Online, Inc. (the "Company") to be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York on Thursday, October 15, 1998 at 3:00 p.m. local time.

                  At this Special Meeting of Stockholders you will be asked to consider and vote upon a proposal to effect a one-for-six reverse stock split. As described in the attached proxy statement, the reverse stock split is the next step in our plan to modify the Company's capital structure to enable it to qualify for relisting on the NASDAQ Small Cap Market. If the reverse stock split is effected, each outstanding six shares of common stock will become one share; thus, except for fractional shares, there will be no proportional change in the ownership of any stockholder. Such ownership will, of course, thereafter be affected by future issuances of equity securities. In addition, all options and warrants will likewise be reduced and their respective exercise prices will be proportionately increased.

                  The Board of Directors, after careful consideration, has approved the reverse stock split and recommends that you vote for its approval. All shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy. If no specification is made, proxies will be voted for approval of the reverse stock split. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to effect the proposed reverse stock split. The Company's ability to implement its plans, including the relisting of its Common Stock on the NASDAQ Small Cap Market, is conditioned on the approval by you of the reverse stock split. Detailed information concerning the reverse stock split is set forth in the attached proxy statement which we urge you to read carefully.

                  Your vote is important to the Company. Whether or not you plan to attend the special meeting in person and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed pre-addressed envelope. No postage is required if mailed in the United States.

                                                    Sincerely,

                                                    /s/ Sebastian E. Cassetta

                                                    Sebastian E. Cassetta
                                                    Chairman of the Board

                             SMARTSERV ONLINE, INC.
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         To be Held on October 15, 1998


To the Stockholders of SmartServ Online, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of SmartServ Online, Inc., a Delaware corporation (the "Company"), will be held at 3:00 p.m., local time, on Thursday, October 15, 1998, at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York, for the following purposes:

         1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-six reverse stock split of the issued and outstanding shares of the Common Stock, par value $.01 per share, of the Company; and

         2. To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on Monday, September 14, 1998 as the record date for determining those stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder during the Special Meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting, at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York.

         All stockholders are cordially invited to attend the Special Meeting. However, whether or not you expect to attend the Special Meeting, please promptly mark, sign and date the enclosed proxy and return it in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Special Meeting. In the event you decide to attend the Special Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                          By Order of the Board of Directors

                                          /s/ Sebastian E. Cassetta

                                          Sebastian E. Cassetta
                                          Chairman of the Board


Stamford, Connecticut
September 18, 1998

                         SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                             SMARTSERV ONLINE, INC.

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------


         The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SmartServ Online, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use in voting at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held on Thursday, October 15, 1998, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting and in this Proxy Statement.


         The approximate date on which this Proxy Statement and the accompanying proxy will first be sent or given to stockholders is September 18, 1998.


         The Company's principal executive offices are located at Metro Center, One Station Place, Stamford, Connecticut 06902, and its telephone number is
(203) 353-5950. The Company can also be reached on the Internet at http://www.smartserv.com.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should you so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Special Meeting or by filing a written revocation or duly executed proxy bearing a later date with the Company's Secretary at the Company's headquarters; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Special Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Special Meeting of Stockholders and the enclosed proxy is to be borne by the Company. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, a proxy solicitation firm, to solicit proxies. The fee to be paid to such firm is not expected to exceed $2,500. Employees of the Company may also solicit proxies in person, by telephone or otherwise. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries.

                             PURPOSES OF THE MEETING

         At the Special Meeting, the Company's stockholders will consider and vote upon the following matters:

         (1) The approval of an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a one-for-six reverse stock split of the issued and outstanding shares of the Common Stock, par value $.01 per share, of the Company; and

         (2) Such other business as may properly come before the Special Meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for approval of the amendment to the Certificate of Incorporation to effect a one-for-six reverse stock split of the issued and outstanding shares of the Common Stock of the Company. In the event a stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on Monday, September 14, 1998 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Special Meeting. As of the Record Date there were 5,787,478 shares of Common Stock issued and outstanding. Each share of Common Stock outstanding is entitled to one vote at the Special Meeting on each matter submitted to stockholders for approval at the Special Meeting.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum. The affirmative vote of a majority of the outstanding shares of Common Stock will be required to amend the Company's Certificate of Incorporation to effect the proposed reverse stock split. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the Special Meeting in determining the presence of a quorum. Shares abstaining with respect to any matter will be considered as votes represented, entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter are not considered shares entitled to vote with respect to that matter. However, because an affirmative vote of a majority of the shares of Common Stock outstanding is required to amend the Company's Certificate of Incorporation, broker non-votes will have the same effect as a vote "against" the proposed amendment.


                               SECURITY OWNERSHIP


         The following table sets forth, as of September 3, 1998, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each named executive officer and director of the Company, and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person's name.



                                                                            Percent of
           Name and Address of                 Amount and Nature of      Outstanding Shares
          Beneficial Owner (1)               Beneficial Ownership (2)        Owned (3)
-----------------------------------------   --------------------------   -------------------
Steven T. Francesco
23 Lakeview Avenue
New Canaan, CT 06840.....................              575,445               9.94%

Sebastian E. Cassetta
c/o SmartServ Online, Inc.
Metro Center, One Station Place
Stamford, CT 06902 ......................              376,520               6.51%

The Optimum Fund
c/o U.S. Milestone Corp.
417 Surf Avenue
Staten Island, NY  10307.................              357,143               6.17%

Claudio Guazzoni.........................           303,962(4)               4.99%

L. Scott Perry...........................            35,000(5)                 *

Catherine Cassel Talmadge................            32,500(5)                 *

Robert H. Steele.........................            25,000(6)                 *

Mario F. Rossi...........................                4,500                 *

All executive officers and directors as a           782,482(7)              12.67%
group (7 persons)........................

--------------------
*        Less than 1%

(1) Under the rules of the Securities and Exchange Commission (the "SEC"), addresses are only given for holders of 5% or more of the outstanding Common Stock of the Company.

(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(3) Represents the number of shares of Common Stock beneficially owned as of September 3, 1998, by each named person or group, expressed as a percentage of the sum of all of the shares of such class outstanding as of such date and the number of shares not outstanding but beneficially owned by such named person or group.

(4) Includes 25,000 shares subject to currently exercisable options. Also includes 278,962 shares subject to currently exercisable warrants owned by The Zanett Securities Corporation ("ZSC"). Mr. Guazzoni is a managing director and principal of ZSC. Mr. Guazzoni disclaims beneficial ownership of these shares to the extent they exceed his interest in ZSC. ZSC has entered into an agreement with the Company pursuant to which, among other things, the Company will, on the date of the commencement of the Private Placement (as defined on page 5), purchase all of the outstanding warrants owned by ZSC for shares of Common Stock of the Company. None of such shares will be issued to Mr. Guazzoni or any of his affiliates.


(5)      Includes 30,000 shares subject to currently exercisable options.

(6)      Includes 25,000 shares subject to currently exercisable options.

(7) Includes 389,962 shares subject to currently exercisable options and warrants.


                         PROPOSAL TO AMEND THE COMPANY'S
          CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-SIX REVERSE
        STOCK SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK

         The Board of Directors has unanimously approved and recommends to stockholders that they consider and approve a proposal to amend the Company's Certificate of Incorporation pursuant to which each six shares of the issued and outstanding shares of Common Stock of the Company, par value $.01 per share (the "Old Common Stock") shall be combined into one issued and outstanding share of Common Stock of the Company, par value $.01 per share (the "New Common Stock"). This proposed amendment is referred to herein as the "Reverse Stock Split". If the proposed amendment is approved by stockholders and following such approval the Board of Directors still believes the Reverse Stock Split is in the best interests of the Company and its stockholders, Article FOUR of the Company's Certificate of Incorporation would be amended as set forth in the Certificate of Amendment attached to this Proxy Statement as Exhibit A.

         The effective date of the Reverse Stock Split shall be the date upon which said Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Date"). On the Effective Date, the number of shares of Common Stock issuable upon exercise of the Company's outstanding options and warrants shall be automatically adjusted on the same basis as the Common Stock and the respective exercise prices thereof will be multiplied by six (6).

Background and Reasons for the Reverse Stock Split

         On May 20, 1998, the Company was advised in writing that it no longer met the requirements for maintenance of its listing on the NASDAQ SmallCap Market. Effective on the close of business on May 20, 1998, the Company's Common Stock and Public Warrants were delisted from trading on the NASDAQ Small Cap Market. The Company's Common Stock and Public Warrants currently trade on the NASD OTC Bulletin Board under the symbols "SSOL" and "SSOLW", respectively.

         In order to qualify for relisting on the NASQAQ Stock Market, Inc. ("NASDAQ") or another national securities exchange, the Company must increase its "Net Tangible Assets" (total assets, excluding goodwill, minus total liabilities) and increase the price at which its Common Stock trades. To that end, the Company has entered into a letter of intent (the "Letter of Intent"), dated August 11, 1998, with Spencer Trask Securities, Incorporated ("Spencer Trask") pursuant to which, among other things, Spencer Trask has been retained to act as exclusive placement agent in connection with a proposed private placement of a minimum of $3,000,000 and a maximum of $6,000,000 of securities of the Company (the "Private Placement"). The Letter of Intent contemplates that the Company will offer a minimum of thirty (30) units and a maximum of sixty (60) units, each unit consisting of shares of convertible voting preferred stock (the "Preferred Shares") of the Company at a gross purchase price of $100,000 per unit. The number of Preferred Shares per unit will be determined by dividing the unit price of $100,000 by the conversion price (the "Conversion Price"). The Conversion Price per Preferred Share will be equal to seventy-five percent (75%) of the average closing bid price for the Company's Common Stock for the fifteen
(15) days following the Effective Date. The Preferred Shares will be convertible by the holder into shares of Common Stock on a one-to-one basis at any time prior to the expiration of a thirty-day period commencing upon the giving of notice of redemption by the Company. After two years, the Preferred Shares will be redeemable at the Company's option at one hundred ten percent (110%) of the purchase price for Preferred Shares in the event that the average closing price of the Common Stock for the twenty (20) trading days preceding the notice of redemption exceeds one hundred fifty percent (150%) of the Conversion Price. The Preferred Shares will receive an eight percent (8%) annual dividend payable semi-annually, in-kind or in cash at the Company's option. The Company has agreed to register the shares of Common Stock into which the Preferred Shares are convertible under the Securities Act of 1933, as amended, subject to certain limitations on resale. In addition to customary fees and expenses, Spencer Trask will receive, for nominal consideration, five (5) year warrants (the "Agent Warrants") to purchase Common Stock at one hundred twenty percent (120%) of the offering price per share in an amount equal to ten percent (10%) of the Preferred Shares contained in the units sold in the Private Placement. The Agent Warrants shall contain certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of the Agent Warrants. Commencement of the Private Placement is conditioned upon the occurrence of the Reverse Stock Split.

         In addition, as required by the Letter of Intent, the Company entered into agreements with certain warrant holders pursuant to which, among other things, the Company (i) agreed to acquire on the date the Private Placement commences warrants to purchase 4,807,055 shares of Common Stock from such holders in exchange for the issuance by the Company of an aggregate of 2,057,055 shares of Common Stock (on a pre-Reverse Stock Split basis) (the "Warrant Redemption"), which shares may not be sold (except privately) for a period of eighteen (18) months following the final closing of the Private Placement or September 1, 2000, whichever is earlier, and (ii) has issued 300,000 shares of Common Stock to the holders of $1,669,000 of Prepaid Warrants in consideration of such holders agreeing to similar restrictions on the exercise of the Prepaid Warrants and the resale of the shares of Common Stock issuable upon such exercise. Any such shares sold privately will remain subject to the above restrictions on resale. One of the holders of Prepaid Warrants has given Sebastian Cassetta (or his successor as chief executive officer of the Company) an irrevocable proxy through January 30, 1999 to vote that number of shares of Common Stock to be issued to such holder as described in this paragraph which exceeds 4.99% of the outstanding Common Stock. The Company has agreed to register the shares of Common Stock issued or issuable as described in this paragraph.


         In addition, Zanett Capital, Inc. has temporarily waived its rights to designate a majority of the members of the Board of Directors of the Company and its right to approve certain corporate expenditures. In the event that the Private Placement is consummated by January 1, 1999 and the Company's Common Stock is listed on NASDAQ by March 1, 1999, these waivers will become permanent.


         On September 3, 1998 the Company entered into a letter of intent (the "Bridge Letter") with Spencer Trask pursuant to which Spencer Trask has been retained to act as exclusive placement agent in connection with a proposed bridge financing of $400,000 of securities of the Company (the "Bridge Financing"). The Bridge Letter contemplates that the Company will offer four (4) units, each unit consisting of a convertible note in the principal amount of $100,000 and warrants to purchase Common Stock of the Company. The notes and the warrants will each be convertible and exercisable, respectively, at the average closing bid price of the Company's Common Stock during the five business days preceding the closing of the Bridge Financing. Upon the closing of the Private Placement, the holders of the notes will have the right to require the Company to redeem for cash fifty percent (50%) of the notes they own. The remaining notes will be converted into units in the Private Placement. The notes will bear interest at eight percent (8%) per annum, payable semi-annually, in kind or in cash at the Company's option. The Company has agreed to register the shares of Common Stock issuable upon exercise of the warrants and conversion of the notes. In addition to customary fees and expenses, Spencer Trask will receive for nominal consideration, warrants to purchase ten percent (10%) of the shares of Common Stock of the Company issued on conversion of the notes and exercise of the warrants at one hundred twenty percent (120%) of the conversion price of the notes.

         There can be no assurance that the Bridge Financing or the Private Placement will be consummated or if the Private Placement is consummated, whether the maximum amount will be raised. If the Bridge Financing is consummated and the maximum amount of $6.0 million in the Private Placement is raised, it is anticipated that the Company will be able to meet the NASDAQ SmallCap Market's Net Tangible Assets listing requirement of $4.0 million. The closing bid price per share of the Common Stock as reported on the NASD OTC Bulletin Board on September 14, 1998 was $.437. Although there can be no assurance that the Company will achieve its desired stock price, or whether that price will be sustained, the Board of Directors anticipates that as a consequence of the Reverse Stock Split and consummation of the Bridge Financing and the Private Placement, the market price of the Company's Common Stock will increase to at least $4.00 per share.


         Promptly following the consummation of the Private Placement, the Company intends to apply for relisting of the Common Stock and Public Warrants on the NASDAQ SmallCap Market or another national securities exchange. Although there can be no assurance that such listing will be obtained, or if obtained, whether the Company can maintain such listing, the Company believes that the listing will provide greater access to, and visibility in, a nationally recognized capital market and will increase the liquidity of its Common Stock, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

         The Board of Directors believes that the decrease in the number of shares of Common Stock issued and outstanding and the resulting anticipated increase in the price at which the Company's Common Stock trades, together with the consummation of the Private Placement, will enhance its application for relisting on the Nasdaq SmallCap Market. There can, however, be no assurance that any of the foregoing effects will occur, or that the per share price level of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time.

         The Board of Directors also believes that the current low per share price of the Common Stock as reported on the NASD OTC Bulletin Board, as well as the penny-stock rules promulgated under the Securities Enforcement and Penny Stock Reform Act of 1990 (the "Act"), have had and will continue to have a negative effect on the price and marketability of the existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares. Reasons for these effects include internal policies of certain institutional investors which prevent the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin, a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks and the additional disclosure requirements imposed on brokers by the Act.


         In addition, since brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board of Directors believes that this factor limits the willingness of certain investors to purchase the Common Stock.

         Immediately after the Reverse Stock Split and the Warrant Redemption, but without giving effect to the Bridge Financing, there will be 1,307,423 shares of Common Stock issued and outstanding and 1,383,912 shares of Common Stock reserved for issuance upon the conversion or exercise of outstanding warrants and options. The proposed Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company, except for those stockholders who would receive cash in lieu of fractional shares as described below. However, if the Private Placement is consummated, there will be newly issued and outstanding Preferred Shares which, upon conversion into Common Stock, will have a material dilutive effect on the equity ownership of the Company's current stockholders. The Warrant Redemption will also have a material dilutive effect on the equity ownership of the Company's current stockholders. The Board of Directors, however, believes that the Private Placement and the Warrant Redemption are in the best interests of the Company and its stockholders and anticipates they will enable the Company to achieve a listing on NASDAQ or another national securities exchange.


         Other than the Private Placement and the Warrant Redemption, the Board of Directors of the Company has no present plans, proposals, commitments, undertakings or arrangements which would result in the issuance of any additional shares of Common Stock.

Exchange of Stock Certificates and Liquidation of Fractional Share Interests


         As soon as practicable after the Effective Date, stockholders will be notified and requested to surrender their Old Common Stock certificates in exchange for certificates representing the number of whole shares of New Common Stock. Stockholders should not submit their old certificates to the Exchange Agent identified below until they receive these instructions. Until so surrendered, each certificate representing shares of the Old Common Stock will be deemed for all corporate purposes after such Effective Date to evidence ownership of shares of the New Common Stock in the appropriately reduced number. Continental Stock Transfer and Trust Company will be appointed exchange agent (the "Exchange Agent") to act for stockholders in effecting the exchange of their Old Common Stock certificates.

         No scrip or fractional share certificates evidencing shares of Common Stock will be issued in connection with the Reverse Stock Split. If a stockholder is entitled to a fractional interest of a share, he or she will receive in lieu thereof, cash (without interest) in an amount equal to six times such fractional share of Common Stock multiplied by the average of the closing bid and ask prices of the Common Stock as reported on the NASD OTC Bulletin Board for the five trading days immediately prior to the Effective Date. The Company will either deposit sufficient cash with the Exchange Agent or set aside sufficient cash for the purchase of the fractional interests. Stockholders are encouraged to surrender their Old Common Stock certificates to the Exchange Agent for certificates evidencing whole shares of the New Common Stock and to claim the sums, if any, due them for fractional interests as promptly as possible following the Effective Date. No holder shall be entitled to dividends, voting rights or any other rights as a stockholder with respect to any fractional shares. No service charge will be payable by stockholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which costs will be borne and paid by the Company.

No Dissenters' Rights

         Under Delaware law, the stockholders of the Company are not entitled to dissenters' rights of appraisal or similar rights of dissenters with respect to any matter to be acted on at the Special Meeting.

Certain Effects of the Reverse Stock Split and Warrant Redemption


         The principal effect of the Reverse Stock Split and Warrant Redemption will be to decrease the number of shares of Common Stock outstanding from 5,787,478 to 1,307,423 (before giving effect to the elimination of fractional interests referred to above) and to decrease the number of shares issuable upon exercise of warrants from 8,303,470 to 1,383,912 (before giving effect to the Bridge Financing). The authorized number of shares of Common Stock will remain unchanged.


         The shares of New Common Stock will be fully paid and nonassessable. The relative voting and other rights of holders of the New Common Stock will not be altered by the Reverse Stock Split or the Warrant Redemption. The Company does not anticipate that the Reverse Stock Split or the Warrant Redemption will result in any material reduction in the number of holders of Common Stock. Following the Effective Date, certain holdings of stockholders may include an "odd-lot" number of shares. In general, it is somewhat more difficult to purchase or sell an odd-lot number of shares, and transactions in odd-lots are subject to higher commissions and other transaction costs than are applicable to so-called round-lots.


         If the proposed amendment is adopted, there would be an additional 37,308,665 authorized shares of Common Stock that are not outstanding or reserved for issuance. Although this increase in the authorized number of shares of Common Stock which is neither outstanding nor reserved for issuance could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the proposed amendment is not being proposed in response to any effort of which the Company is aware to accumulate the Company's shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the amendment to Article FOUR of the Certificate of Incorporation, the Board does not currently contemplate recommending the adoption of any other amendments to the Company's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.


Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a U.S. citizen or individual resident in the U.S. for federal income tax purposes, a corporation or partnership organized under the laws of the U.S. or a state of the U.S., a trust in which one or more U.S. persons have the authority to control all substantial decisions of the trust and a U.S. court is able to exercise primary supervision over the administration of the trust, or an estate subject to U.S. federal income tax on all of its income regardless of source (each, a "U.S. Holder"). The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. The discussion
                                       -8-
is for general information only and does not purport to address all relevant concerns to a U.S. Holder. In addition, it does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences.

         THE FOLLOWING DISCUSSION IS NOT TAX ADVICE. EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES
OF THE REVERSE STOCK SPLIT.

         No gain or loss should be recognized by a stockholder of the Company upon his or her exchange of shares of Old Common Stock for shares of New Common Stock pursuant to the Reverse Stock Split (except to the extent of any cash received in lieu of fractional shares of New Common Stock). Cash payments in lieu of fractional shares of New Common Stock should be treated as if the fractional shares were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share (determined as provided below).

         Such gain or loss will be capital gain or loss if the shares are held as a capital asset at the time of the Reverse Stock Split, the payment of cash in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration, and the payment is "not essentially equivalent to a dividend" with respect to the stockholder under the federal income tax law. For this purpose, a payment is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the stockholder's percentage interest in the Company, taking into account the constructive ownership rules and redemptions of the fractional shares from all the stockholders. The Internal Revenue Service has ruled publicly that any reduction in the percentage interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs should constitute a meaningful reduction.

         The aggregate tax basis of the New Common Stock received in the Reverse Stock Split (including any fractional shares of New Common Stock) will be the same as the stockholder's aggregate tax basis in the Old Common Stock exchanged therefor. The stockholder's holding period for the New Common Stock will include the period during which the stockholder held the Old Common Stock surrendered in the exchange, provided that such Old Common Stock is held as a capital asset at the time of the Reverse Stock Split.

Accounting Effects of the Reverse Stock Split

         Following the Effective Date, the par value of the Company's Common Stock will remain at $.01 per share. As a result, the Company's stated capital will be reduced and capital in excess of par value (paid-in capital) increased accordingly. Stockholders' equity will remain unchanged.

Effective Date

         If approved by the stockholders and if, following such approval the Board of Directors still believes that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Company will file its Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing date shall be the Effective Date. While it is currently anticipated that the Effective Date shall be on or as promptly as practicable after the Special Meeting, the Board of Directors may abandon or delay the Reverse Stock Split at any time prior to or after the Special Meeting and prior to the Effective Date if for any reason the Board of Directors deems it advisable to do so.

Required Vote

         Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote on this Proposal. The Board of Directors recommends a vote "FOR" approval of the Proposal.


                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate unless they are directed by a proxy to do otherwise.


                                            By Order of the Board of Directors

                                            /s/ Sebastian E. Cassetta

                                            Sebastian E. Cassetta
                                            Secretary

                                                                       EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SMARTSERV ONLINE, INC.


It is hereby certified that:
                  1. The name of the corporation (hereinafter called the "Corporation") is SMARTSERV ONLINE, INC.

                  2. The certificate of incorporation of the Corporation is hereby amended by adding the following paragraph to Article "FOUR" thereof to follow the first paragraph of said Article "FOUR":

                  Every six issued and outstanding shares of the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation shall, upon the filing date of this Certificate of Amendment (which filing date shall also be the effective date), automatically be combined into one issued and outstanding share of Common Stock, par value $.01 per share; provided, however, that fractional shares of Common Stock will not be issued in connection with such reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying six times such fractional share of Common Stock by the average of the bid and asked price per share of Common Stock as quoted on the NASD OTC Bulletin Board for the five trading days immediately preceding the effective date of this Certificate of Amendment.

Signed on ______, ___, 1998.


                                  ______________________________________________
                                  Sebastian E. Cassetta, Chief Executive Officer

Attest:



____________________________
Thomas Haller, Vice President

                             SMARTSERV ONLINE, INC.
                                  Metro Center
                                One Station Place
                           Stamford, Connecticut 06902
                         THIS PROXY IS SOLICITED BY THE
                        COMPANY'S BOARD OF DIRECTORS FOR
                       THE SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 15, 1998



         The undersigned stockholder of SmartServ Online, Inc., a Delaware corporation (the "Company"), hereby appoints Sebastian E. Cassetta and Thomas W. Haller, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") of the Company, to be held on Thursday, October 15, 1998 at 3:00 p.m., local time, at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York and at any adjournments or postponements thereof.


     The Board of Directors unanimously recommends a vote FOR proposal (1).


(1) Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-six reverse stock split.

                      FOR [_]      AGAINST [_]      ABSTAIN [_]


(2) Upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL (1).

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement.


                                          ------------------------------------
                                          (Date)


                                          ------------------------------------
                                          (Signature)


                                          ------------------------------------
                                          (Signature, if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the Special Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other officer. If a partnership, please sign in partnership name by authorized person.

PLEASE  MARK,   SIGN,   DATE  AND  RETURN  THIS  PROXY  CARD   PROMPTLY  IN  THE
POSTAGE-PREPAID REPLY ENVELOPE PROVIDED.

                                       -2-